                                                           EXHIBIT NUMBER 15.2




May 13, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549


Re:  AirTouch Communications, Inc.
     Registration Statements on Forms S-8, S-3, and S-4


Ladies and Gentlemen:

We are aware that our report dated May 11, 1995 on our review of interim financial information of AirTouch Communications, Inc. for the period ended March 31, 1995, and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1996 is incorporated by reference in the Registration Statements on Form S-8 (No. 33-57083, No. 33-57077, and No. 33-57081) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-62787) and which will be incorporated by reference in the Prospectus constituting part of the Registration Statement on Form S-4 (No. 333-03107) which was filed on May 3, 1996. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

/s/ Coopers & Lybrand L.L.P.